Exhibit 4b

THE RIGHTS WILL ONLY BE GRANTED TO, AND MAY ONLY BE EXERCISED BY, INVESTORS RESIDING IN THE FOLLOWING JURISDICTIONS WHERE THE SECURITIES OFFERED HEREBY HAVE BEEN REGISTERED WITH THE APPROPRIATE SECURITIES REGULATORY AUTHORITIES OR WHERE AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE: OUTSIDE THE UNITED STATES AND IN COLORADO, CONNECTICUT, THE DISTRICT OF COLUMBIA, ILLINOIS, INDIANA, IOWA, KANSAS, MAINE, MARYLAND, MASSACHUSETTS, NEVADA, NEW JERSEY, NEW YORK, NORTH CAROLINA, RHODE ISLAND, VERMONT, VIRGINIA AND WASHINGTON. RIGHTS WILL NOT BE DISTRIBUTED TO HOLDERS WHO RESIDE IN STATES WHERE THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED OR WHERE AN EXEMPTION FROM REGISTRATION IS NOT AVAILABLE. IN ADDITION, THE SERIES B PREFERRED STOCK MAY NOT BE TRANSFERRED TO RESIDENTS OF ANY OF THE FOLLOWING
STATES: ARIZONA, FLORIDA, GEORGIA, OHIO, PENNSYLVANIA OR TEXAS

           THE RIGHTS EVIDENCED HEREBY WILL EXPIRE AT 5:00 P.M.,
         EASTERN TIME, ON ________ __, 1998 (UNLESS EXTENDED PRIOR
               TO THAT DATE) AND WILL BE VALUELESS THEREAFTER
                            (See Reverse hereof)



Certificate                 SUBSCRIPTON CERTIFICATE            Certificate for
No. ___               Evidencing Right to Purchase Shares         _____ Rights
                  of Series B Convertible Preferred Stock
                                     of
                      CLEAN DIESEL TECHNOLOGIES, INC.

                  Incorporated under the laws of Delaware

THE  TERMS  AND  CONDITIONS  OF THE  RIGHTS
OFFERING  ARE SET FORTH IN THE COMPANY'S
PROSPECTUS  DATED ________ __, 1998 (THE
"PROSPECTUS")  AND ARE INCORPORATED  HEREIN
BY REFERENCE.  COPIES OF THE  PROSPECTUS ARE
AVAILABLE UPON REQUEST FROM CHASEMELLON
SHAREHOLDER SERVICES, L.L.C., AS SUBSCRIPTION
AGENT.

THIS CERTIFIES THAT

is the registered owner of the number of Rights set forth above, each of which entitles the owner to subscribe to purchase one share of Series B Convertible Preferred Stock, par value $0.05 per share (the "Series B Preferred Stock") of Clean Diesel Technologies, Inc., a Delaware corporation (the "Company"), for each Right held. The price to be paid to exercise each Right is $____.

          The Rights are exercisable until 5:00 p.m., Eastern Time, on ______ __, 1998 (the "Expiration Date") unless extended by the Board of Directors of the Company, in which case the term "Expiration Date" shall mean the latest date and time to which the Rights Offering is extended. The Rights are only exercisable upon the terms specified herein and in the Subscription Agent Agreement between the Company and the Subscription Agent dated _______ __, 1998. The exercise of all of the Rights represented by this certificate shall also entitle the holder to exercise Oversubscription Privileges to purchase Shares not purchased by the other holders of Rights, as more fully described in the Subscription Agent Agreement and described in the Prospectus.

          The holder of this Rights Certificate, as such, shall not be entitled to vote or receive dividends or be deemed for any purpose the holder of the Series B Preferred Stock which may at any time be issuable upon the exercise hereof or the Common Shares, par value $0.05 per Common Share, into which the Series B Preferred Stock is convertible, nor shall anything contained herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting of the Company, or to give or withhold consent to any corporate action, or, to receive notice of meetings or other actions affecting stockholders, or otherwise, until all or a portion of the Rights evidenced by this Rights Certificate have been exercised and the shares of Series B Preferred Stock have been issued.

          This Certificate shall not be valid for any purpose unless countersigned by the Subscription Agent.

          WITNESS the facsimile seal of the Company and facsimile signature of the proper officers thereof.

          DATED: ______ __, 1998 CLEAN DIESEL TECHNOLOGIES, INC.



COUNTERSIGNED:                      By:
                                       --------------------------------
                                                   President



ChaseMellon Shareholder Services, L.L.C.
       as Subscription Agent



By:                                 Attest:
                                           ----------------------------
        Authorized Signature                        Treasurer





                           (REVERSE)
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                  SECTION 1 - BASIC SUBSCRIPTION EXERCISE

TO EXERCISE THE BASIC SUBSCRIPTION  PRIVILEGE,  complete this Section 1 and
Section 3 below and return this Subscription Certificate, with your payment, to ChaseMellon Shareholder Services, L.L.C. at the address set forth in Section 3.

Number of Rights Exercised:
                            ------------------------------------------------
                           (Note:  No fractional Rights may be exercised)

Payment due on exercise of Basic Subscription Privilege is number of Rights exercised x $_____ per Right = $____________.


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                   SECTION 2 - OVERSUBSCRIPTION EXERCISE

TO EXERCISE THE OVERSUBSCRIPTION PRIVILEGE, complete this Section 2 as well as Section 1 and Section 3. You may not exercise the Oversubscription Privilege (i) if you are a transferee of the Rights evidenced hereby or, in the case of securities held in street name, the particular beneficial owner is a transferee thereof, and (ii) unless you have exercised your Basic Subscription Privilege in full or, in the case of securities held in street name, the particular beneficial owner has exercised its Basic Subscription Privilege in full. (The actual number of shares available for purchase will depend upon the number of basic Rights exercised by all holders and the other shareholders exercising the Oversubscription Privilege, and is subject to proration as set forth in the Subscription Agent Agreement and described in the Prospectus.)

Number of Shares Subscribed For:_________________________________

Payment due on exercise of Oversubscription Privilege is number of Shares subscribed for x $_____ per Share = $__________.

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           SECTION 3 - PAYMENT INSTRUCTIONS; REPRESENTATIONS AND
                       WARRANTIES AND CERTIFICATIONS

                Payment in Full For All Shares Subscribed For
        Under Section 1 and Section 2 Must Accompany this Certificate

Total payment* due under Section1 plus Section 2 = $_______________. (*Make your check payable to ChaseMellon Shareholder Services, L.L.C.)

I hereby represent, warrant and certify that (i) I have been provided with a copy of the Prospectus, (ii) I reside outside the United States or in one of the following states: [to come]* and (iii) I hereby tender payment of the purchase price for the shares sought to be purchased. *(NOTE - this Subscription Certificate may NOT be exercised by holders who cannot make this representation, warranty and certifications)

IMPORTANT - RIGHTS HOLDERS SIGN HERE AND, IF RIGHTS ARE EXERCISED, COMPLETE SUBSTITUTE FORM W-9
Authorized Signature(s) of Subscriber(s):
                                          ------------------------------------

Print Name(s):
              ----------------------------------------------------------------

Address:
          --------------------------------------------------------------------
                            (Including Zip Code)

Telephone Number(s):  (_____)   __________________    (_____)

Tax Identification or Social Security No(s).:
                                             ---------------------------------

(Must be signed by the Rights holder(s) exactly as name(s) appear(s) on this Subscription Certificate. If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting as a fiduciary or representative capacity, please provide the following information. See Instructions.)

Authorized Signature(s):
                         -----------------------------------------------------
Print Name(s):
              ----------------------------------------------------------------

Capacity:
          --------------------------------------------------------------------

Address:
         ---------------------------------------------------------------------
                         (Including Zip Code)

Telephone Number(s):
                    ----------------------------------------------------------

Tax Identification or
Social Security No.:
                    ----------------------------------------------------------
                           (Complete Substitute Form W-9)

Please mail, deliver or wire transfer cash, check or money order payable to ChaseMellon Shareholder Services, L.L.C., P.O. Box 3301, South Hackensack, NJ 07606, for the total amount due to the Subscription Agent at the appropriate address below:

By Overnight or Express Delivery,
By Hand Delivery, or First Class Mail:       By Facsimile Transmissions:
ChaseMellon Shareholder Services, L.L.C.     ChaseMellon Shareholder Services,
L.L.C.
85 Challenger Road                           (201) 296-4293
Overpeck Centre
Ridgefield Park, NJ  07660
Attention: Reorganization


          If you have any questions, call: ChaseMellon Shareholder Services, L.L.C. at (888) 224-2745.

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                     SECTION 4 - DELIVERY INSTRUCTIONS

(Fill out ONLY if delivery is to be made to an address not shown on the other side of this Certificate.)


Name:
     -------------------------------------------------------------------------

Address:
          --------------------------------------------------------------------


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